EXHIBIT 10.12


                 AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT


         This Amendment to Executive Employment Agreement (the "AMENDMENT") is entered into this 8th day of November, 2006 (the "AMENDMENT EFFECTIVE DATE"), by and between People's Liberation, Inc. (the "COMPANY"), a Delaware corporation and Darryn Barber ("EXECUTIVE").

         WHEREAS, the Company and Executive are party to that certain Executive Employment Agreement entered into as of the 3rd day of January, 2006 (the "EXECUTIVE EMPLOYMENT AGREEMENT");

         WHEREAS, the Company and Executive desire to enter into this Amendment pursuant to which Executive will resign from his position of Chief Operating Officer of the Company.

         NOW THEREFOR, in consideration of the mutual promises and covenants hereinafter contained, the parties hereto agree as follows:

1. SECTION 1.1 Notwithstanding anything to the contrary in Section 1.1 of the Agreement, effective as of the Amendment Effective Date, Executive shall no longer serve in his capacity as Chief Operating Officer of the Company. However, Executive shall remain employed by the Company with the title and designation of Chief Financial Officer of the Company.

2. SECTION 1.2 Section 1.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

"Executive's duties and responsibilities shall be those normally and customarily vested in the office of Chief Financial Officer of a corporation, subject to the supervision, direction and control of the Chief Executive Officer of the Company (the "CEO"). In addition, Executive's duties shall include those duties and services for the Company and its affiliates as the CEO or the Board of Directors of the Company (the "BOARD") shall from time to time reasonably direct. Executive shall report directly to the CEO."

3. SECTION 3.4 Notwithstanding anything to the contrary in Section 3.4 of the Agreement, the Option granted to Executive shall remain exercisable by Executive for a period of one (1) year following termination of Executive's service with the Company for any reason other than for death, disability or cause.

4. NO OTHER AMENDMENTS. Except as amended hereby, the Executive Employment Agreement shall remain in full force and effect and unmodified.

5. CHOICE OF LAW. This Amendment is governed by and will be interpreted according to the laws of California, except for any conflicts of law rules. The parties hereby submit to the exclusive jurisdiction of the state and federal courts sitting in the County of Los Angeles, California.


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6.       ENTIRE AGREEMENT.  The Executive  Employment  Agreement,  as amended by this Amendment, constitutes the entire agreement between the Company and Executive as to the subject matter thereof and may not be altered or amended except by written agreement signed by the Company and Executive.

7.       COUNTERPARTS.   This   Amendment   may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]


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IN WITNESS  WHEREOF,  the parties  hereto have executed this Amendment as of the
Effective Date of the Amendment written above.



PEOPLE'S LIBERATION, INC.



By:      /s/ Daniel Guez
         --------------------------
         Daniel Guez, CEO


EXECUTIVE



By:      /s/ Darryn Barber
         --------------------------
         Darryn Barber


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